EXHIBIT 10.9

LICENCE AGREEMENT made this 24st day of April, 2015

BETWEEN:

THE GOVERNING COUNCIL OF THE UNIVERSITY OF TORONTO

(hereinafter called "the University")

OF THE FIRST PART

AND:

2304101 ONTARIO INC. operating as Behavioural Neurological

Applications and Solutions

(hereinafter called "the Corporation")

OF THE SECOND PART

AND WHEREAS the University is willing to provide the use of 21.28 square metres /229.06 square feet assignable floor area comprising Room 302 covering the period May 1, 2015 to April30, 2016 to be used as office space, including all existing furnishings and equipment (if any), and being located on the second (2nd) level of the Banting Institute at 100 College Street, as shown cross-hatched on Schedule "A" attached hereto (the "Licenced Premises") to the Corporation under licence from the University and upon the terms and conditions hereinafter set forth;

WITNESSETH:

1. The University hereby grants a licence to the Corporation to use and occupy the Licenced Premises as is marked on said Schedule "A", together with such reasonable means of access over the lands of the University thereto during normal business hours or as otherwise agreed between the Corporation and the University, upon and subject to the terms and conditions set forth herein.

2. The Cmporation will use the Licenced Premises for industrial laboratory purposes, related offices and no other purpose except with the express prior consent in writing of the University, and in accordance with all municipal, provincial and federal legal requirements. The Corporation will use its best efforts to not do anything or suffer to be done anything on the Licensed Premises in violation of any applicable laws, ordinances, rules or regulations.

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3. Intellectual property owned by the Corporation prior to this Agreement and brought onto the Licensed Premises during the term of this Agreement shall be the property of the Corporation. Intellectual property conceived and reduced to practice solely by the Corporation's employees on the Licensed Premises shall be the property of the Corporation. Intellectual property conceived and reduced to practice solely by University employees or students ("University Personnel") on the Licensed Premises shall be subject to the University's policies regarding intellectual property, except where such University Personnel are party to a separate agreement with the Corporation on duly authorized and approved by the University in accordance with its policies and procedures, in which case the separate agreement would govern. Intellectual property conceived and reduced to practice jointly by Corporation Personnel and University Personnel on the Licensed Premises shall be owned jointly by the Corporation and the University, except where such University Personnel are party to a separate agreement with the Corporation duly authorized and approved by the University in accordance with its policies and procedures, in which case the separate agreement would govern. Should the Corporation and the University undertake any other collaborative research programs, these will require specific agreements with regard to intellectual property rights. For purposes of this paragraph, "conceived and reduced to practice" shall be determined in accordance with rules of inventorship under Canadian patent law.

4. No partnership or joint venture is contemplated or created by this Agreement and no party shall hold any other out as being a partner or joint venturer of the other or in any way advertise the other, directly or indirectly, as other than an entity with whom it shares facilities.

5. The Corporation covenants and agrees with the University that it will at its own expense:

(a)	obtain Internet access services from a commercial provider;

(b)

repair any and all damage caused by it or by its employees, agents or other persons engaged or retained by it or for whom it is in law responsible, to any premises, equipment, furnishings or facilities of the University, reasonable wear and tear excepted;

(c)

at all times keep the Licenced Premises and its contents in a clean and tidy condition and observe and comply, and cause its employees and agents to observe and comply, with all occupational, environmental, health, fire and safety laws, by- laws and regulations that apply to or affect the Corporation's occupancy of the Licenced Premises or its operations and activities therein;

(d)

supply, maintain and keep in a good state of repair all additional equipment, furnishings and materials brought into the Licenced Premises and necessary for use in its operations which have not been supplied by the University;

(e)

in the event that the Corporation uses office facilities of the University (such as telephone, facsimile and photocopy equipment), the Corporation shall reimburse upon demand for these services at the University's usual rate.

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6. The Corporation shall occupy the Licenced Premises for the period May 1, 2015 to April 30, 2016 subject to i) early termination by either party pursuant to clause 11 (d) herein and ii) payment of the following fees:

(a)

a licence fee (inclusive of HST) of $9,835.80 per year ($819.65 monthly) representing space charges of $172.22 per square metre and overhead charges of $236.81 per square metre payable in monthly instalments in advance to the University of Toronto, Attention: John Smegal, Real Estate Analyst, Campus & Facilities Planning, 12 Queen's Park Crescent West, 4th Flr, Toronto ON M5S 1S8;

(b)

in the event that the University provides services to the Corporation for disposal of chemical and/or industrial waste materials, the Corporation will reimburse the University for these services at a rate to be determined by the University at no more than 50% in excess of standard commercial rates.

The amounts (a) shall be due and payable upon execution of this Agreement. Any amounts in (b) shall be paid by the Corporation within ten (10) days of receipt of invoices from the University for such costs, which invoices shall show how such amounts were determined. Non-payment of monies will render this Agreement terminable for cause by the University. The Corporation is permitted access to the Premises on acceptance of this Agreement at no charge to the Corporation for purposes of repair and installation of any leasehold improvements and/or equipment etc.

7. The University will use its best efforts to provide electrical energy, heat, water, snow removal at entrances to the building, janitorial services and waste paper removal reasonably required for the operations of the Corporation and in accordance with the University's normal practice for similar premises and facilities.

8. The University will take all reasonable steps to maintain the basic structural integrity of the Licenced Premises and fulfil its obligations with respect to the physical maintenance thereof during the term hereof, but the University's obligations with respect to repair and maintenance shall be no higher than are observed by the University with respect to University buildings generally.

9. The Corporation accepts the Licenced Premises on an "as is" basis but may decorate or make non-structural improvements to the Licenced Premises at its own expense, provided that all such work shall be approved in writing, in a timely manner (and such approval shall not be unreasonably withheld) and carried out to the reasonable satisfaction of the Facilities & Services Department of the University and by its staff or by staff of the Corporation supervised by that University or by other contractors or persons approved and supervised by that University.

10. The Corporation shall not be entitled to damages, losses, costs, or disbursements from the University caused by or on account of fire, water, or partial or temporary failure or stoppage of heating electrical, air handling or plumbing equipment whether due to acts of God, strikes, accidents, the making of alterations and repairs or from any cause whatsoever, provided that the said failure or stoppage is remedied within a reasonable time and the University shall not be responsible for delays resulting from causes beyond its reasonable control. In no case shall the University be liable for loss of business or profit or other indirect or consequential damage.

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11. The Licence hereby granted shall cease and determine, and the Corporation will vacate and deliver up vacant possession of the Licenced Premises to the University, doing no damage thereto and leaving the same in the same condition and state of repair as they were in on the date hereof, reasonable wear and tear excepted, on April 30, 2016,or at such earlier time as is hereinafter set out, namely:

(a)

forthwith upon the bankruptcy, insolvency or commencement of steps for the dissolution or winding-up of the Corporation or upon any judgement or execution issuing against it and remaining unsatisfied for a period of I 20 days;

(b)

forthwith in the event of the destruction or partial destruction of the building forming pmt of the Licenced Premises, under circumstances in which the University in its sole discretion considers it undesirable or uneconomical to repair or rebuild it in from suitable for use as a research facility. In this event, the fees payable from the time of termination shall be apportioned;

(c)

one month after the Corporation shall have failed to remedy any material breach of the terms and conditions of this Agreement (except the events stipulated in this paragraph which shall be governed exclusively by such paragraph) which is capable of remedy and of which notice has been given by the University to the Corporation (provided that if the Corporation shall have commenced bona fide efforts to remedy such breach and shall have acted diligently thereafter to remedy the same the commencement of such period of one month shall be extended so long as the Corporation acts diligently), or within one month after the giving by the University to the Corporation of notice of a material breach hereof (except the said events stipulated in this paragraph which is not capable of remedy).

(d)

Either party may terminate this Agreement anytime after October 31,2015 by providing the other with thirty (30) days prior written notice. The Corporation may terminate this Agreement anytime before October 31, 2015 by providing ninety (90) days prior written notice.

12. The Corporation will exercise all due and reasonable care in its use of the Licenced Premises and, in conjunction with the University, will control access thereto and endeavour to ensure that all persons having access do the same. All employees or associates of the Corporation using the Licenced Premises during the term of this Agreement who are not employees of the University of Toronto will be required to sign a Release and Indemnity Agreement as per the attached Schedule "B" to this Agreement. Upon execution of this Agreement, the Corporation shall provide a list of their employees or associates who will be using the premises, along with the foregoing executed Release and Indemnity Agreements. Only those employees or associates listed and having signed these agreements will be permitted access by the University.

13. The Corporation will supply all equipment and furnishings necessary to its operation which have not been supplied by the University and acknowledges that the University is not obliged to make any changes in, or additions to, the Licenced Premises or to the facilities of the building(s) in which the Licenced Premises are contained, or to supply to the Corporation any equipment, supplies services, utilities or materials other than as herein expressly mentioned.

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14. Intentionally deleted.

15. The Corporation will not display signs on the exteriors of any facilities of the Licenced Premises except in forms and locations approved by the University, such approval not to be unreasonably withheld.

16. The Corporation will not use the name of the University in any advertising or publicity without the prior written permission of the University.

17. If by reason of the occupancy of the Licenced Premises by the Corporation, the Licenced Premises should become subject to municipal taxation, whether that be real property tax or business tax, the Corporation shall pay such taxation at the time or times called for in the real property tax or business tax bill presented to the Licensee. Or, the Corporation shall reimburse the University for the payment of such real property taxes or business taxes within thirty (30) days of the University providing evidence that it had paid such taxes on behalf of the Licensee. The University shall forward to the Corporation a copy of any notice of assessment or reassessment wherein the municipality declares its intent to tax the Licenced Premises for either real property tax or business tax.

18. The Corporation accepts full responsibility for the preservation of all its property and equipment upon the Licenced Premises, and that of its directors, officers, employees, agents and visitors including the risks of fire, theft and damage however caused, and agrees that the University shall have no liability whatsoever with respect to any loss or destruction of or damage to any such property, and the Corporation understands that prope1ty belonging to the Corporation and liabilities incurred by the Corporation are not covered by any insurance of any kind which the University may have.

19. The Corporation will indemnity and save harmless the University, its officers, employees and agents, of and from any and all suits, claims, demands, costs and expenses that may arise by reason of the operations or activities of the Corporation or any act, neglect or omission of the Corporation, its directors, officers, employees, agents or other persons engaged or retained by it or for whom it is in law responsible, including without limitation any suit or other claim in respect of injury to persons employed by the Corporation or any loss of or damage to property occurring on the Licenced Premises.

20. The Corporation agrees to keep in force during the currency of this Agreement a policy of comprehensive general liability insurance with a limit of not less than $2,000,000 per occurrence and with form, terms and with insurers satisfactory to the University acting reasonably. This policy shall cover all operations and activities of the Corporation and persons for whom it is in law responsible, and under which insurance the University shall be an additional named insured, with a cross-liability clause, and the Corporation will provide suitable evidence of such coverage forthwith upon the execution of this Agreement and upon any renewals thereof. Such insurance shall not be cancellable upon less than 30 days' notice from the insurer to the University's Insurance and Risk Department.

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21. The University's security staff and staff of the University's Facilities & Services Department shall have access to the Licenced Premises upon 24 hours' notice to any occupant at the time of giving such notice for the purpose of inspecting their condition, and the University shall retain a key or keys thereto accordingly, but this stipulation does not impose and shall not be deemed to impose any responsibility on the University for the security of the Licenced Premises. University staff shall be entitled to emergency access at anytime without notice.

22. Any notice, request, demand, consent, advice, approval or other communication provided or permitted hereunder shall be in writing or by facsimile and may be given by personal delivery, or may be sent by first class mail, postage prepaid, addressed to the party for which it is intended at its address as follows:

The University:	University of Toronto Campus & Facilities Planning 12 Queen's Park Crescent West 4th Floor Toronto, Ontario M5S 1S8 Attention: John Smegal, Real Estate Analyst

The Corporation:	2304101 Ontario Inc. operating as Behavioural Neurological Applications and Solutions (at the Premises) Attention: Scott Woodrow

provided, however, that any patty may change its address for purposes of receipt of any such communication to another address by giving ten (10) days' prior written notice of such change to the other party in the manner above prescribed. Any notice sent by first class mail as aforesaid shall be deemed to have been given on the fifth business day next following the mailing thereof. Any notice delivered as aforesaid shall be deemed to have been received on the day of delivery. In the event of an actual or threatened disruption in postal service, notice shall be delivered.

23. This Agreement embodies the entire agreement between the parties hereto and shall enure to the benefit of and be binding upon the respective successors and assigns of the patties hereto, but the Corporation shall have no right to and shall not sell, assign, encumber, licence or otherwise transfer any of its rights or obligations hereunder without the express prior written consent of the University, which consent may be unreasonably withheld.

24. This Agreement shall be governed and construed in accordance with the laws of Canada and the laws of the Province of Ontario applicable therein.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement.

THE GOVERNING COUNCIL OF THE UNIVERSITY OF TORONTO ("the University")

Professor SCOTT MABURY
Vice-President, University Operations

2304101 ONTARIO INC. operating as Behavioural Neurological Applications and Solutions ("the Corporation")

Authorized Signing Officer

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SCHEDULE "A"

351C
351E
351F
351B
351A
351
353
307
352
352A
351S
306A
350
305
304
303S
350B
303
302
301
328
327 A
327
326
325
325S
324
323
322
321
309K
301K
323K
308
308A
309
310
311
311A
312
316
317C
317B
317A
317
319
320
Scale(ft)
10 20 30 40 50 60
Scale(m)
2 4 6 10 20

University of Toronto

Office of Space Management

Banting Institute

Bldg #16

3rd Floor

97/08

Revisions

DWG. #

5 of 8

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SCHEDULE "B"

RELEASE AND INDEMNITY AGREEMENT

I, ________________________, the undersigned do hereby, for and on behalf of my successors and assigns, agree to indemnify and save harmless the Governing Council of the University of Toronto ("the University"), its officers, employees, agents and assigns from any and all liability, suits, claims, demands, costs and expenses and all claims of any nature or character whatsoever, both at law and in equity, arising out of or resulting from or in any way connected with my use of the premises or facilities of the University which are the subject of an Agreement between the University and my employer, 2304101 ONTARIO INC. operating as Behavioural Neurological Applications and Solutions.

I further agree to abide by the rules and regulations and safety guidelines of the University as are applicable and I understand it is my responsibility to be familiar with these rules, regulations and guidelines.

I have read and understand the above Release and Indemnity Agreement and agree to its contents.

Signature

4/29/15
Date

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